     UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 28, 2008

Date of Report

(Date of Earliest Event Reported)

WIZZARD SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

COLORADO	87-0609860
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address of Principal Executive Offices)

(412) 621-0902

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

Effective as of November 28, 2008, Wizzard Software Corporation, a Colorado corporation (the “Company”), executed an Amendment and Waiver Agreement (the “Waiver Agreement”) with Enable Growth Partners LP; Enable Opportunity Partners LP; Pierce Diversified Strategy Master Fund LLC, ena; and Canada Pension Plan Investment Board (collectively, the “Holders”), who collectively hold all of the Company’s issued and outstanding shares of Series A 7% Convertible Preferred Stock (the “Preferred Stock”).

The Company is contemplating the issuance to certain third parties of Secured Notes in the aggregate principal amount of up to $1,100,000, with the payment of such Secured Notes to be secured by certain assets of the Company’s wholly-owned subsidiary, Interim Healthcare of Wyoming, Inc., a Wyoming corporation (“Interim”).  However, Section 10(a) of the Company’s Certificate of Designation of Preferences, Rights and Limitations of the Preferred Stock (the “Certificate of Designation”) prohibits the Company and any of its subsidiaries from incurring or guaranteeing any indebtedness without the written consent of the holders of at least 85% in stated value of the then-outstanding shares of Preferred Stock.

Under the Waiver Agreement, each of the Holders agreed to the issuance of the Secured Notes and to the pledging of Interim’s assets in connection therewith.  Each of the Holders further agreed to a one-time waiver of any adjustment to the exercise price of its Common Stock Purchase Warrants pursuant to Section 2(b) of such Warrants that  may otherwise be triggered as a result of the Waiver Agreement.  In consideration therefor, and in lieu of the accrued and unpaid dividends due to the Holders as of November 26, 2008, the Company agreed to issue to the Holders a total of 252,734 shares of common stock, which shares are included in the Company’s effective registration statement filed with the Securities and Exchange Commission (File No. 333-144886).  In addition, each of the Holders irrevocably waived all dividends payable on the Preferred Stock due after the date of the Waiver Agreement, and the Company agreed to amend the Certificate of Designation to reduce the conversion price of the Preferred Stock from $2.05 per share to $1.00 per share.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 2, 2008, upon execution of the Waiver Agreement, the Company submitted for expedited filing with the Colorado Secretary of State Articles of Amendment by which it reduced the conversion price of the Preferred Stock from $2.05 per share to $1.00 per share, effective upon filing.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

None; not applicable.

(b)  Pro forma financial information.

None; not applicable.

(c)  Shell company transactions.

None; not applicable.

(d)  Exhibits.

Exhibit No.

Description

10.1

Amendment and Waiver Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZZARD SOFTWARE CORPORATION,

a Colorado corporation

Dated:  12/2/2008

By /s/ Christopher J. Spencer

Christopher J. Spencer, President